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                                                                    EXHIBIT 99.7


               CONSENT OF ROBERT L. HOWARD TO BE NAMED AS DIRECTOR


         The undersigned hereby consents to be named as a director of Devon Energy Corporation in the Registration Statement on Form S-4 filed by Devon Energy Corporation (Registration No. 333-103679) with the Securities and Exchange Commission.


Dated: March 19, 2003                        /s/ Robert L. Howard